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                                                                EXHIBIT 10.1.5

                    AMENDMENT NO. 4 TO FINANCING AGREEMENTS
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                            PNY TECHNOLOGIES, INC.
                              200 Anderson Avenue
                          Moonachie, New Jersey 07074


                                                                  April 20, 1998

CoreStates Bank, N.A.
1339 Chestnut Street
Philadelphia, Pennsylvania 19107

Congress Financial Corporation,
 as Agent
1133 Avenue of the Americas
New York, New York 10036

Gentlemen:

     CoreStates Bank, N.A. ("Lender"), Congress Financial Corporation, as agent for Lender (in such capacity, "Agent") and PNY Technologies, Inc., formerly known as P.N.Y. Electronics, Inc. ("Borrower") have entered into certain financing arrangements pursuant to which Agent may make loans and advances and provide other financial accommodations to Borrower as set forth in the Amended and Restated Loan Agreement, dated February 23, 1996, by and among Lender, Agent and Borrower as amended by Amendment No. 1 to Financing Agreements, dated July 3, 1996, by and among Lender, Agent and Borrower, Amendment No. 2 to Financing Agreements, dated April 15, 1997, by and among Lender, Agent and Borrower, and Amendment No. 3 to Financing Agreements, dated June 2, 1997, by and among Lender, Agent and Borrower (the "Loan Agreement") and all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto (together with the Loan Agreement, as the same are amended hereby, and as the same may be further amended, modified, supplemented, extended, renewed, restated or replaced, collectively, the "Financing Agreements"). All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

     Borrower has requested that Lender and Agent, (a) waive certain Events of Default arising prior to the date hereof as a result of the failure of Borrower to maintain the Adjusted Tangible Net Worth and Interest Coverage Ratio for the period prior to the date hereof, (b) amend the definition and the covenant pertaining to the Adjusted Tangible Net Worth, (c) amend the covenant pertaining to the Interest Coverage Ratio, and (d) agree to certain amendments to the Loan Agreement and the other Financing Agreements in connection with the foregoing. Subject
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to the terms and conditions contained herein, Lender and Agent are willing to agree to such amendments. By this Amendment, Lender, Agent and Borrower desire and intend to evidence such amendments.

     In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

     1.  Adjusted Tangible Net Worth.
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         (a)   Effective as of the date hereof, Section 1.1(c) is hereby deleted in its entirety and the following substituted therefor:

         "(c) "Adjusted Tangible Net Worth" shall mean, as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its Subsidiaries (or as to Borrower without regard for its Subsidiaries and Affiliates as provided below), the amount equal to the difference between: (i) the aggregate net book value of all assets of such Person and its Subsidiaries (excluding the book value of good will, non-competition agreements, patents, trademarks, copyrights, licenses and other intangible assets), calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the Indebtedness and other liabilities of such Person and its Subsidiaries (including tax and other proper accruals); provided,
                                                                     --------
     that, for purposes of this definition, notwithstanding anything to the
     ----
     contrary contained herein, as to Borrower, the Subsidiaries and Affiliates of Borrower shall not be included in the calculation of the Adjusted Tangible Net Worth of Borrower, except to the extent the investments of Borrower in such Subsidiaries and Affiliates are included in the balance sheet of Borrower as an asset or liability (as the case may be) in accordance with GAAP."

         (b) Lender hereby waives the Event of Default arising prior to the date hereof as a result of the failure of Borrower to maintain the Adjusted Tangible Net Worth for the period prior to the date hereof in the amounts required under Section 7.9 of the Loan Agreement. Effective as of the date hereof, Section 7.9 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "7.9  Adjusted Tangible Net Worth.  Borrower shall not permit Adjusted
               ---------------------------
     Tangible Net Worth to be less than

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     $1,000,000 for the period commencing on December 31, 1998 and continuing thereafter."

     2.  Interest Coverage Ratio.  Lender hereby waives the Event of Default
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arising prior to the date hereof as a result of the failure of Borrower to maintain the Interest Coverage Ratio for the period prior to January 1, 1998 at the ratio required under Section 7.10 of the Loan Agreement. Effective as of January 1, 1998, Section 7.10 of the Loan Agreement is hereby deleted in its entirety and the following substituted therefor:

         "7.10   Interest Coverage Ratio.  Borrower shall not permit the
                 -----------------------
     Interest Coverage Ratio for the periods stated below to be less than the ratios specified below for such period:

          Period                         Interest Coverage Ratio
          ------                         -----------------------

     (a)  From January 1, 1998
          through March 31, 1998         1.00 to 1

     (b)  From April 1, 1998
          through June 30, 1998          1.50 to 1

     (c)  From July 1, 1998
          through September 30, 1998     2.00 to 1

     (d)  From October 1, 1998
          through December 31, 1998      2.00 to 1

     (e)  From January 1, 1999
          and thereafter                 3.00 to 1."

     3.   Representations, Warranties and Covenants.  In addition to the
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continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Loan Agreement and the other Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Loan Agreement and the other Financing Agreements):

          (a) No Event of Default exists on the date of this Amendment (after giving effect to the amendments to the Loan Agreement and the other Financing Agreements made by this Amendment).

          (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute the legal, valid and binding

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obligations of Borrower enforceable against Borrower in accordance with their respective terms.

     4.  Conditions Precedent.  The amendments herein shall be effective upon
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the satisfaction of each of the following conditions precedent in a manner satisfactory to Lender:

         (a) the receipt by Agent of a copy of this Amendment, duly authorized, executed and delivered by Borrower; and

         (b) no Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default.

     5.  Amendment Fee.  Borrower shall pay to Agent for the account of Lender
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as an amendment fee the amount of $10,000 which shall be fully earned and payable as of the date hereof. Agent may, at its option, charge the amount of such fee directly to Borrower's loan account maintained by Agent for the account of Lender.

     6.  Effect of this Amendment.  Except as modified pursuant hereto, no other
         ------------------------
changes or modifications to the Loan Agreement and the other Financing Agreements are intended or implied and in all other respects the Loan Agreement and the other Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment, the Loan Agreement and the other Financing Agreements, the terms of this Amendment shall control.

     7.  Further Assurances.  The parties hereto shall execute and deliver such
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additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     8.  Governing Law.  The rights and obligations hereunder of each of the
         -------------
parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of New York.

     9. Binding Effect. This Amendment shall be binding upon and inure to the
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benefit of each of the parties hereto and their respective successors and assigns.

     10. Counterparts.  This Amendment may be executed in any number of
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counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereof.

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     Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Amendment, as so accepted by Lender and Agent, shall become a binding agreement by and among Borrower, Lender and Agent.

                                         Very truly yours,

                                         PNY TECHNOLOGIES, INC.
                                          formerly known as
                                          P.N.Y. Electronics, Inc.

                                         By: /s/ Luke Beshar
                                             ---------------------

                                         Title: Vice President
                                                ------------------

AGREED:

CONGRESS FINANCIAL CORPORATION,
 in its capacity as Agent

By: /s/ Janet Sart
    --------------------------

Title: Vice President
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CORESTATES BANK, N.A.

By: /s/ Michele A. Walcoff
    --------------------------
Title: Vice President
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